UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): June 20, 2013 (June 14, 2013)

Vinyl Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52769	26-0295367
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Birch Street, Suite 4800, Newport Beach, CA 92660

(Address of principal executive offices)

(949) 373-7281

(Registrant's telephone number)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement.

On June 14, 2013, the Company entered into Note Purchase Agreements with six accredited investors for the purchase and sale by the Company of $215,000 of its 10% Senior Secured Convertible Promissory Notes due December 31, 2014 (“Notes”). The Notes, issued on June 14, 2013, constitute the senior indebtedness of the Company. The Company and investors agreed that no indebtedness senior to the Notes may be created without the consent of holders of a majority in interest of the Notes. The Notes and all accrued interest are convertible by the Note holders into shares of Common Stock at a price equal to $1.00 per share (“Conversion Price”), subject to reduction pursuant to weighted-average anti-dilution price protection in the event that the Company issues shares of its common stock at a price less than the Conversion Price of the Notes. Shares acquired upon conversion will be eligible for sale pursuant to Rule 144 six months after the date of issue of the Notes. The Notes are secured by a lien on all of the Company’s assets. Interest on the Notes will accrue and be paid at maturity or converted into common stock when each respective Note is converted. The Notes shall be subject to mandatory conversion at the applicable Conversion Price upon the completion of a qualified financing, defined as an equity financing of not less than $1.5 million in aggregate gross proceeds from any equity or equity derivative financing. The Company agreed to include the shares of Common Stock underlying the Notes (unless eligible for resale under Rule 144) in any registration statement filed by the Company other than in connection with compensation plans and certain other types of transactions.

The Company paid Monarch Bay Securities, LLC, the Managing Placement Agent, a sales commission equal to ten percent (10%) of the aggregate purchase price of the Notes sold in the Offering. The Company has agreed to indemnify the Managing Placement Agent against certain liabilities, including liabilities under the Securities Act, as amended. Keith Moore, a member of our Board of Directors, is a managing director and owner of the Managing Placement Agent.

Item 3.02 Unregistered Sales of Equity Securities.

As set forth and described in Item 1.01 of this report, which is incorporated by reference into this Item 3.02, on June 14, 2013, the Registrant issued and sold $215,000 of its 10% Senior Secured Convertible Promissory Notes due December 31, 2014. These securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Regulation D. The securities in the offering have not been registered under the Securities Act or any state “blue sky” securities laws, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 20, 2013

VINYL PRODUCTS, INC.

By:	/s/ Doug Brackin
Doug Brackin
Chief Executive Officer
(Principal Executive Officer)